UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: August 19, 2010

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement

On August 19, 2010, Nautilus, Inc., a Washington corporation (the “Company”), completed the sale of its manufacturing and warehouse facility in Independence, Virginia (the “Independence Facility”) to Quinton Commercial Fitness, LLC, a California limited liability company (“Quinton”), an affiliate of Med-Fit Systems, Inc., a California corporation (“Med-Fit”), for $2.1 million. The Company and Med-Fit previously entered into an Asset Purchase Agreement, dated February 18, 2010 (the “Purchase Agreement”), and certain related agreements, including a Lease Agreement, dated February 19, 2010 (the “Lease Agreement”). Pursuant to the Lease Agreement the Company leased the Independence Facility to Med-Fit, and granted Med-Fit an option to purchase the Independence Facility at any time prior to August 31, 2010. The sale of the Independence Facility was completed after Quinton, as the assignee of Med-Fit, exercised the purchase option under the Lease Agreement.

The Purchase Agreement, a related license agreement and the Lease Agreement are described in further detail in the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on February 25, 2010. Copies of such agreements are filed as Exhibits 10.27, 10.28 and 10.29, respectively, to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2010.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

August 24, 2010	By:	/S/ KENNETH L. FISH
(Date)		Kenneth L. Fish, Chief Financial Officer